SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                  ____________



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: FEBRUARY 23, 2001
                        (Date of earliest event reported)



                              INCYTE GENOMICS, INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                0-27488       94-3136539
         (State or other jurisdiction  (Commission    (IRS Employer
              of incorporation)        File Number) Identification No.)

              3160 PORTER DRIVE, PALO ALTO, CALIFORNIA        94304
              (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code:  (650) 855-0555

ITEM  5.     OTHER  EVENTS.
             -------------

     Set forth below are updated risk factors affecting an investment in Incyte Genomics, Inc. (the "Company"). In the descriptions of the risk factors below, all references to "Incyte," "we," "us" or "our" mean Incyte Genomics, Inc. and its subsidiaries, except where it is made clear that the term means only the parent company.

     As used in this current report on Form 8-K, the words "expects," "anticipates," "estimates," "plans," and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include statements as to our expected net losses, the percentage of revenues generated by custom genomic products and services, our expected cash flows, growth in our operations, our ability to commercialize products developed under collaborations and alliances, our ability to complete the sequence of full-length genes in areas of therapeutic interest and file patents on these potential drug targets, our ability to integrate companies and operations that we have acquired or will acquire, our ability to implement online delivery of our database and software products, the scheduling and timing of our litigation, our strategy with regard to protecting our proprietary technology, our ability to compete and respond to rapid technological change, the performance and utility of our products and services and expectations as to growth in the number of our employees and scope of our operations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the extent to which the pharmaceuticals and biotechnology industries use genomic information in research and development, risks relating to development of new products and services and their use by our potential customers and collaborators, our ability to work with our collaborators to meet the goals of our collaborators and alliances, our ability to retain and obtain customers, the cost of accessing or acquiring technologies or intellectual property, the effectiveness of our sequencing efforts, the impact of alternative technological advances and competition, uncertainties associated with changes in patent laws, developments in and expenses related to litigation and interference proceedings, and the risks set forth below under the caption "Risk Factors."

     Incyte and LifeSeq are our registered trademarks. GEM is our trademark. We also refer to trademarks of other corporations and organizations in this current report on Form 8-K.

RISK  FACTORS

WE HAVE HAD ONLY LIMITED PERIODS OF PROFITABILITY, WE EXPECT TO INCUR LOSSES IN THE FUTURE AND WE MAY NOT RETURN TO PROFITABILITY

     We had net losses from inception in 1991 through 1996 and again incurred net losses in 1999 and 2000. Because of those losses, we had an accumulated deficit of $ 84.9 million as of December 31, 2000. We intend to continue to spend significant amounts on new product and technology development, including therapeutic drug discovery and development programs and making our products available online, and to increase our investment in marketing, sales and customer service. The amounts we intend to spend on new product and technology development include spending for our efforts to determine the sequence of genes, or genomic sequencing, determine gene functions, develop database and software products such as our gene expression database, discover SNPs, expand research and development alliances, and develop electronic commerce products. As a result, we expect to incur losses in 2001. We may report net losses in future periods as well. We will not return to profitability unless we increase our revenues or reduce our expenses.

TO GENERATE SIGNIFICANT REVENUES, WE MUST OBTAIN ADDITIONAL DATABASE COLLABORATORS AND RETAIN EXISTING COLLABORATORS

     As of September 30, 2000, we had over 20 database agreements. If we are unable to enter into additional agreements, or if our current database collaborators choose not to renew their agreements upon expiration, we may not generate additional revenues or maintain our current revenues. Our database revenues are also affected by the extent to which existing collaborators expand their agreements with us to include our new database products and the extent to which existing collaborators reduce the number of products or services for which they subscribe, the impact of which will vary based upon our pricing of those products and services. Some of our database agreements require us to meet performance obligations, some or all of which we may not be successful in attaining. A database collaborator can terminate its agreement before the end of its scheduled term if we breach the agreement and fail to cure the breach within a specified period.

OUR LONGER-TERM STRATEGY FOR PROFITABILITY INCLUDES LICENSES UNDER OUR GENE-RELATED INTELLECTUAL PROPERTY, BUT THESE LICENSES MAY NOT CONTRIBUTE TO REVENUES FOR SEVERAL YEARS, AND MAY NEVER RESULT IN REVENUES

     Part of our strategy is to license to database collaborators and to some of our other customers our know-how and patent rights associated with the genetic information in our proprietary databases, for use in the discovery and development of potential pharmaceutical, diagnostic or other products. Any potential product that is the subject of such a license will require several years of further development, clinical testing and regulatory approval before commercialization. Therefore, milestone or royalty payments from these collaborations may not contribute to revenues for several years, if at all.

IF WE ARE NOT ABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR CUSTOM GENOMIC PRODUCTS AND SERVICES, WE MAY NOT BE ABLE TO GENERATE SIGNIFICANT REVENUES

     We expect that our custom genomic products and services will become a greater percentage of our revenues. Whether this occurs, and whether these products and services will generate significant revenues, depends on our ability to increase our customer base, increase sales to existing customers, and increase our production capacity in a timely manner and with consistent volumes and quality to meet the increased demand.

OUR OPERATING RESULTS ARE UNPREDICTABLE, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE AND RESULT IN LOSSES TO INVESTORS

     Our operating results are unpredictable and may fluctuate significantly from period to period, which may cause our stock price to decline and result in losses to investors. Some of the factors that could cause our operating results to fluctuate include:

- changes in the demand for our products and services, including our database business;

- the introduction of competitive databases or services, including databases of publicly available, or public domain, genetic information;

- the nature, pricing and timing of products and services provided to our collaborators;

- acquisition, licensing and other costs related to the expansion of our operations, including operating losses of acquired businesses;

- losses and expenses related to our investments in joint ventures and businesses;

- regulatory developments or changes in public perceptions relating to the use of genetic information and the diagnosis and treatment of disease based on genetic information;

- changes in intellectual property laws that affect our rights in genetic information that we sell;

- payments of milestones, license fees or research payments under the terms of our increasing number of external alliances; and

- expenses related to, and the results of, litigation and other proceedings relating to intellectual property rights, including the lawsuits filed by Affymetrix and counterclaims filed by Affymetrix.

     We have significant fixed expenses, due in part to our need to continue to invest in product development and extensive support for our database collaborators. We may be unable to adjust our expenditures if revenues in a particular period fail to meet our expectations, which would harm our operating results for that period. Forecasting operating and integration expenses for acquired businesses may be particularly difficult, especially where the acquired business focuses on technologies that do not have an established market. We believe that period-to-period comparisons of our financial results will not necessarily be meaningful. You should not rely on these comparisons as an indication of our future performance. If our operating results in any future period fall below the expectations of securities analysts and investors, our stock price will likely fall, possibly by a significant amount.

OUR INDUSTRY IS INTENSELY COMPETITIVE, AND IF WE DO NOT COMPETE EFFECTIVELY, OUR REVENUES MAY DECLINE

     We compete in markets that are new, intensely competitive, rapidly changing, and fragmented. Many of our current and potential competitors have greater financial, human and other resources than we do. If we cannot respond quickly to changing customer requirements, secure intellectual property positions, or adapt quickly and obtain access to new and emerging technologies, our revenues may decline. Our competitors include:

-     Affymetrix,  Inc.,

-     Celera  Genomics  Group  of  Applera  Corporation,

-     CuraGen  Corporation,

-     Gene  Logic  Inc.,

-     Human  Genome  Sciences,  Inc.,

-     major  pharmaceutical  companies,  and

- universities and other research institutions, including The SNP Consortium, which is funded by a number of pharmaceutical companies, and those receiving funding from the federally funded Human Genome Project.

     The human genome contains a finite number of genes. Our competitors may seek to identify, sequence and determine the biological function of numerous genes in order to obtain a proprietary position with respect to new genes.

     In addition, we face competition from companies who are developing and may seek to develop new technologies for discovering the functions of genes, gene expression information, including microarray technologies, discovery of variations among genes and related technologies. Also, if we are unable to obtain the technology we currently use or new advanced technology on acceptable terms, but other companies are, we will be unable to compete.

     We also face competition from providers of software. A number of companies have announced their intent to develop and market software to assist pharmaceutical companies and academic researchers in managing and analyzing their own genomic data and publicly available data. If pharmaceutical companies and researchers are able to manage their own genomic data, they may not subscribe to our databases.

     Extensive research efforts resulting in rapid technological progress characterize the genomics industry. To remain competitive, we must continue to expand our databases, improve our software, and invest in new technologies. New developments will probably continue, and discoveries by others may render our services and potential products noncompetitive.

OUR  NEW  INVESTMENTS IN VALIDATING DRUG TARGETS WILL LEAD TO INCREASED EXPENSES
AND  MAY  NOT  RESULT  IN  COMMERCIAL  PRODUCTS  OR  SERVICES

     We have recently decided to invest in validating drug targets associated with diseases that may be linked to several or many genes working in combination. The process of discovering drugs based upon genomics is new and evolving rapidly, and we have limited experience in discovering or developing drugs. These efforts will result in increased expenses and may not result in commercial products or services. There is limited scientific understanding generally relating to the role of genes in diseases, and few, if any, products based on gene discoveries have been developed and commercialized. Accordingly, even if we are successful in identifying genes, biological pathways or drug candidates associated with specific diseases, we or our collaborators may not be able to develop or commercialize products to improve human health. Rapid technological development by us or others may result in compounds, products or processes becoming obsolete before we recover our development expenses.

OUR REVENUES COULD DECLINE DUE TO PATENT POSITIONS BECOMING PUBLICLY AVAILABLE, OR DUE TO OUR COMPETITORS PUBLICLY DISCLOSING THEIR DISCOVERIES

     Our competitors may discover and establish patent positions with respect to the genes in our databases. Our competitors and other entities who engage in discovering the location of genes within a DNA strand and may make the results of their sequencing efforts publicly available. Currently, academic institutions and other laboratories participating in the Human Genome Project make their gene sequence information available through a number of publicly available databases, including the GenBank database. Also, Celera Genomics Group has publicly stated that it is committed to make available to the public basic human sequence data. The public availability of these discoveries or resulting patent positions covering substantial portions of the human genome could reduce the potential value of our databases to our collaborators. It could also impair our ability to realize royalties or other revenue from any commercialized products based on this genetic information.

WE  ARE  INVOLVED  IN  PATENT  LITIGATION, WHICH IF NOT RESOLVED FAVORABLY COULD
REQUIRE  US  TO  PAY  DAMAGES  AND  STOP  SELLING  AND USING MICROARRAY PRODUCTS

     We are currently involved in patent litigation. If we lose this litigation we could be prevented from producing and using our microarray products, including uses of those products for purposes of providing gene expression database products and gene expression services. We could also be required to pay damages. In January 1998, Affymetrix filed a lawsuit in federal court alleging infringement of U.S. patent number 5,445,934 by both Synteni and Incyte. The complaint alleges that Synteni and Incyte infringed the '934 patent by making, using, selling, importing, distributing or offering to sell in the United States high density arrays and that this infringement was willful. Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '934 patent and, in addition, seeks damages, costs, attorneys' fees and interest. Affymetrix also requests triple damages based on its allegation of willful infringement by Incyte and Synteni.

     In September 1998, Affymetrix filed an additional lawsuit in Federal Court, alleging Synteni and Incyte infringed U.S. patent number 5,800,992 and U.S. patent number 5,744,305. The complaint alleges that Synteni and Incyte infringed the '305 patent by making, using, selling, importing, distributing or offering to sell in the United States high density arrays. It also alleges that Synteni and Incyte infringed the '992 patent by using their GEM microarray technology to conduct gene expression monitoring and other applications using two-color labeling, and that this infringement was willful. Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '305 and '992 patents. In addition, Affymetrix had sought a preliminary injunction enjoining Incyte and Synteni from using Synteni's and Incyte's GEM microarray technology to conduct gene expression monitoring using two-color labeling as described in the '992 patent. Affymetrix's request for a preliminary injunction was denied in May 1999. The court held a pretrial hearing in November 2000 to determine how to construe the patent claims that will be litigated in trial. In January 2001, the court issued a ruling describing how the claims in the '934, '305 and '992 patents should be interpreted.

     In April 1999, the Board of Patent Appeals and Interferences of the United States Patent and Trademark Office declared interferences between pending patent applications licensed exclusively to us and the Affymetrix '305 and '992 patents. The Board of Patent Appeals and Interferences invokes an interference proceeding when more than one patent applicant claims the same invention. During the proceeding, the Board of Patent Appeals and Interferences evaluates all relevant facts, including those bearing on first to invent, validity, enablement and scope of claims, and then makes a determination as to who, if anyone, is entitled to the patent on the disputed invention. In September 1999, the Board of Patent Appeals and Interferences determined that we had not met our prima facie case, and ruled that the patents licensed by Incyte and Synteni from Stanford University were not entitled to priority over corresponding claims in the two Affymetrix patents. We are seeking de novo review of the Board's decisions in the United States District Court for the Northern District of California.

     In August 2000, we filed a lawsuit against Affymetrix in federal court alleging infringement of U.S. patent numbers 5,716,785 and 5,891,636. The patents relate to technologies used in the amplification of RNA and the generation of gene expression information. Affymetrix has filed counterclaims in this lawsuit that allege, among other things, that Incyte and Synteni infringe U.S. patent number 6,040,193 and U.S. patent number 5,871,928. These counterclaims allege that Incyte and Synteni infringe these patents by making, using, offering to sell and/or selling within the United States the inventions claimed in the patents, including, in the case of the '193 patent, methods for forming microarrays and, in the case of the '928 patent, methods for analyzing nucleic acids. The counterclaims also allege that Incyte and Synteni engaged in acts of unfair competition under California statutory and common law. Affymetrix seeks a permanent injunction enjoining Incyte and Synteni from further infringement of the '193 patent and '928 patent and, in addition, seeks damages, costs and attorneys' fees and interest. Affymetrix further requests triple damages from the infringement claims based on its allegation of willful infringement by Incyte and Synteni.

     In December 1999 and August 2000, we filed lawsuits against Gene Logic Inc. in federal court alleging patent infringement. Gene Logic filed counterclaims alleging, among other things, that we committed acts of unfair competition under California statutory and common law. Gene Logic sought, among other things, damages, costs and attorneys' fees. In January 2001, we reached a litigation settlement with Gene Logic pursuant to which the lawsuits were dismissed and Gene Logic will have a non-exclusive license to practice the technology described in the patents.

     On July 24, 2000, Affymax Research Institute filed suit in state court alleging breach of contract and intentional interference with contractual relations by Michael C. Pirrung, Incyte and Does 1-10. The complaint alleges that Dr. Pirrung, a former employee and paid consultant of Affymax, breached the confidential information secrecy and invention agreement and consultant services agreement he entered into with Affymax by working as our paid consultant on the Affymetrix litigation. The complaint further alleges that we and/or our counsel were aware of Dr. Pirrung's contractual obligations to keep confidential Affymax's confidential, proprietary and privileged information and intended by engaging Dr. Pirrung as an expert to interfere with his contracts with Affymax. The complaint seeks compensatory and consequential damages, specific performance of the contracts and a preliminary and permanent injunction enjoining Dr. Pirrung from divulging any confidential information. Affymax also seeks to keep us from retaining Dr. Pirrung as a consultant in the Affymetrix litigation, recover costs of suit and attorneys' fees and such other relief as the court deems just and proper. Affymax's request for a temporary restraining order and for a preliminary injunction was denied. A case management conference is set for February 27, 2001.

     We believe we have meritorious defenses and intend to defend the suits and counterclaims brought by Affymetrix and Affymax vigorously. However, our defenses may be unsuccessful. At this time, we cannot reasonably estimate the possible range of any loss resulting from these suits and counterclaims due to uncertainty regarding the ultimate outcome. Regardless of the outcome, the Affymetrix litigation has resulted and is expected to continue to result in substantial expenses and diversion of the efforts of our management and technical personnel. Further, there can be no assurance that any license that may be required as a result of this litigation or the outcome thereof would be made available on commercially acceptable terms, if at all. This litigation may also affect our potential customers' willingness to use our microarray services and gene expression databases, which could affect our revenue.

IF WE ARE SUBJECT TO ADDITIONAL LITIGATION AND INFRINGEMENT CLAIMS, THEY COULD BE COSTLY AND DISRUPT OUR BUSINESS

     The technology that we use to develop our products, and the technology that we incorporate in our products, may be subject to claims that they infringe the patents or proprietary rights of others. The risk of this occurring will tend to increase as the genomics, biotechnology and software industries expand, more patents are issued and other companies attempt to discover genes and SNPs and engage in other genomic-related businesses.

     As is typical in the genomics, biotechnology and software industries, we have received, and we will probably receive in the future, notices from third parties alleging patent infringement. We believe that we are not infringing the patent rights of any third parties. Except for Affymetrix, no third party has filed a patent lawsuit against us.

     We may, however, be involved in future lawsuits alleging patent infringement or other intellectual property rights violations. In addition, litigation may be necessary to:

-     assert  claims  of  infringement;

-     enforce  our  patents;

-     protect  our  trade  secrets  or  know-how;  or

- determine the enforceability, scope and validity of the proprietary rights of others.

     We may be unsuccessful in defending or pursuing these lawsuits. Regardless of the outcome, litigation can be very costly and can divert management's efforts. An adverse determination may subject us to significant liabilities or require us to seek licenses to other parties' patents or proprietary rights. We may also be restricted or prevented from manufacturing or selling our products and services. Further, we may not be able to obtain any necessary licenses on acceptable terms, if at all.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY INFORMATION, WHICH MAY RESULT IN ITS UNAUTHORIZED USE AND A LOSS OF REVENUE

     Our business and competitive position depend upon our ability to protect our proprietary database information and software technology. Despite our efforts to protect this information and technology, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Although our database subscription agreements require our subscribers to control access to our databases, policing unauthorized use of our databases and software may be difficult.

     We pursue a policy of having our employees, consultants and advisors execute proprietary information and invention agreements when they begin working for us. However, these agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure.

     Our means of protecting our proprietary rights may not be adequate, and our competitors may:

- independently develop substantially equivalent proprietary information and techniques;

-     otherwise  gain  access  to  our  proprietary  information;  or

-     design  around  patents  issued  to us or our other intellectual property.

IF THE INVENTIONS DESCRIBED IN OUR PATENT APPLICATIONS ON FULL-LENGTH OR PARTIAL GENES ARE FOUND TO BE UNPATENTABLE, OUR ISSUED PATENTS ARE NOT ENFORCED OR OUR PATENT APPLICATIONS CONFLICT WITH PATENT APPLICATIONS FILED BY OTHERS, OUR REVENUES MAY DECLINE

     One of our strategies is to file patent applications on what we believe to be novel full-length and partial genes and SNPs obtained through our efforts to discover the order, or sequence, of the molecules, or bases, of genes. We have filed U.S. patent applications in which we claimed partial sequences of some genes. We have also applied for patents in the U.S. and other countries claiming full-length gene sequences associated with cells and tissues involved in our gene sequencing program. We hold a number of issued U.S. patents on full-length genes and one issued U.S. patent claiming multiple partial gene sequences. While the United States Patent and Trademark Office has issued patents covering full-length genes, partial gene sequences and SNPs, the Patent and Trademark Office may choose to interpret new guidelines for the issuance of patents in a more restrictive manner in the future, which could impact the issuance of our pending patent applications. We also do not know whether or how courts may enforce our issued patents, if that becomes necessary. If a court finds these types of inventions to be unpatentable, or interprets them narrowly, the value of our patent portfolio and possibly our revenues could be diminished.

     We believe that some of our patent applications claim genes and partial sequences of genes that may also be claimed in patent applications filed by others. In some or all of these applications, a determination of priority of inventorship may need to be decided in an interference before the United States Patent and Trademark Office, before a patent is issued. If a full-length or partial length sequence for which we seek a patent is issued to one of our competitors, we may be unable to include that full-length or partial length sequence on a microarray or in a library of bioreagents. This could result in a loss of revenues.

IF THE EFFECTIVE TERM OF OUR PATENTS IS DECREASED DUE TO CHANGES IN THE U.S. PATENT LAWS OR IF WE NEED TO REFILE SOME OF OUR PATENT APPLICATIONS, THE VALUE OF OUR PATENT PORTFOLIO AND THE REVENUES WE DERIVE FROM IT MAY BE DECREASED

     The value of our patents depends in part on their duration. A shorter period of patent protection could lessen the value of our rights under any patents that we obtain and may decrease the revenues we derive from our patents. The U.S. patent laws were amended in 1995 to change the term of patent protection from 17 years from patent issuance to 20 years from the earliest effective filing date of the application. Because the average time from filing to issuance of biotechnology applications is at least one year and may be more than three years depending on the subject matter, a 20-year patent term from the filing date may result in substantially shorter patent protection. Also, we may need to refile some of our applications claiming large numbers of gene sequences and, in these situations, the patent term will be measured from the date of the earliest priority application. This would shorten our period of patent exclusivity and may decrease the revenues that we might obtain from the patents.

INTERNATIONAL PATENT PROTECTION IS PARTICULARLY UNCERTAIN, AND IF WE ARE INVOLVED IN OPPOSITION PROCEEDINGS IN FOREIGN COUNTRIES, WE MAY HAVE TO EXPEND SUBSTANTIAL SUMS AND MANAGEMENT RESOURCES

     Biotechnology patent law outside the United States is even more uncertain than in the United States and is currently undergoing review and revision in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as U.S. laws. We may participate in opposition proceedings to determine the validity of our foreign patents or our competitors foreign patents, which could result in substantial costs and diversion of our efforts.

IF OUR PROGRAMS RELATING TO THE ROLE OF GENETIC VARIATION IN DISEASE AND DRUG RESPONSE ARE NOT SUCCESSFUL, THEY MAY NOT GENERATE SIGNIFICANT REVENUES OR RESULT IN PROFITABLE OPERATIONS

     Part of our business is focused on developing information-based and other products and services to assist pharmaceutical companies in a new and unproven area: the identification and correlation of variation in genetic composition to disease and drug response. We will incur significant costs over the next several years in expanding our research and development in this area. These activities may never generate significant revenues or profitable operations.

     This aspect of our business focuses on single nucleotide polymorphisms or SNPs, one type of genetic variation. The role of SNPs in disease and drug response is not fully understood, and relatively few, if any, therapeutic or diagnostic products based on SNPs have been developed and commercialized. Among other things, demand in this area may be adversely affected by ethical and social concerns about the confidentiality of patient-specific genetic information and about the use of genetic testing for diagnostic purposes.

     Except for a few anecdotal examples, there is no proof that SNPs have any correlation to diseases or a patient's response to a particular drug or class of drug. Identifying statistically significant correlations is time-consuming and could involve the collection and screening of a large number of patient samples. We do not know if the SNPs we have discovered to date are suitable for these correlation studies because the variations we discovered may not occur frequently enough to justify use by a pharmaceutical company.

     Our success in this area will also depend upon our ability to develop, use and enhance new and relatively unproven technologies. Among other things, we will need to continue to improve the throughput of our SNP-discovery technology. We may not be able to achieve these necessary improvements, and other factors may impair our ability to develop our SNP-related products and services in time to be competitively available.

IF  OUR  STRATEGIC  INVESTMENTS  RESULT  IN  LOSSES,  OUR  EARNINGS  MAY DECLINE

     We make strategic investments in joint ventures or businesses that complement our business. These investments may:

- often be made in securities lacking a public trading market or subject to trading restrictions, either of which increases our risk and reduces the liquidity of our investment;

- require us to record losses and expenses related to our ownership interest, such as the losses we reported in 1997, 1998, 1999 and the first quarter of 2000 related to our investment in diaDexus, LLC;

- require us to record charges related to the acquisition of in-process technologies or for the impairment in the value of the securities underlying our investment; and

- require us to invest greater amounts than anticipated or to devote substantial management time to the management of research and development relationships and joint ventures.

     The market values of many of these investments fluctuate significantly. We evaluate our long-term equity investments for impairment of their values on a quarterly basis. Impairment could result in future charges to our earnings. These losses and expenses may exceed the amounts that we anticipated.

BECAUSE OUR SALES CYCLE IS LENGTHY, WE MAY SPEND A LOT OF TIME AND MONEY TRYING TO OBTAIN NEW OR RENEWED SUBSCRIPTIONS TO OUR PRODUCTS AND SERVICES BUT MAY BE UNSUCCESSFUL, WHICH COULD HURT OUR PROFITABILITY

     Our ability to obtain new subscribers for our databases, software tools and microarray and other services or to obtain renewals or additions to existing subscriptions depends upon prospective subscribers' perceptions that our products and services can help accelerate drug discovery efforts. Our database sales cycle is typically lengthy because we need to educate our potential subscribers and sell the benefits of our tools and services to a variety of constituencies within potential subscriber companies. In addition, each database subscription and microarray services agreement involves the negotiation of unique terms. We may expend substantial funds and management effort with no assurance that a new, renewed or expanded subscription or services agreement will result. These expenditures, without increased revenues, will negatively impact our profitability. Actual and proposed consolidations of pharmaceutical companies have affected the timing and progress of our sales efforts. We expect that future proposed consolidations will have similar effects.

IF WE ENCOUNTER PROBLEMS IN MEETING CUSTOMERS' SOFTWARE NEEDS, OUR REVENUES COULD DECLINE AND WE COULD LOSE OUR CUSTOMERS' GOODWILL

     Our databases require software support and will need to incorporate features determined by database collaborators. If we experience delays or difficulties in implementing our database software or collaborator-requested features, we may be unable to service our collaborators, which could result in a loss of revenues and customer goodwill.

WE HAVE ENCOUNTERED DIFFICULTIES INTEGRATING COMPANIES WE ACQUIRED, AND IF IN THE FUTURE WE CANNOT SMOOTHLY INTEGRATE BUSINESSES WE ACQUIRE, OUR OPERATIONS AND FINANCIAL RESULTS COULD BE HARMED

     In December 2000, we acquired Proteome, Inc. As part of our business strategy, we may acquire other assets, technologies and businesses. Our past acquisitions have involved and our future acquisitions may involve risks such as the following:

-     we  may  be  exposed  to  unknown  liabilities  of  acquired  companies;

- our acquisition and integration costs may be higher than we anticipated and may cause our quarterly and annual operating results to fluctuate;

- we may experience difficulty and expense in assimilating the operations and personnel of the acquired businesses, disrupting our business and diverting management's time and attention;

- we may be unable to integrate or complete the development and application of acquired technology;

- we may experience difficulties in establishing and maintaining uniform standards, controls, procedures and policies;

- our relationships with key customers of acquired businesses may be impaired, due to changes in management and ownership of the acquired businesses;

-     we  may  be  unable  to  retain  key employees of the acquired businesses;

- we may incur amortization expenses if an acquisition results in significant goodwill or other intangible assets; and

- our stockholders may be diluted if we pay for the acquisition with equity securities.

     In addition, if we acquire additional businesses that are not located near our Palo Alto, California headquarters, we may experience more difficulty integrating and managing the acquired businesses' operations.

IF WE ARE UNABLE TO MANAGE EFFECTIVELY OUR GROWTH, OUR OPERATIONS AND ABILITY TO SUPPORT OUR CUSTOMERS COULD BE AFFECTED, WHICH COULD HARM OUR REVENUES

     We may continue to experience growth in the number of our employees and the scope of our operations. This growth has placed, and may continue to place, a significant strain on our management and operations. Our ability to manage this growth will depend upon our ability to attract, hire and retain skilled employees. Our success will also depend on the ability of our officers and key employees to continue to implement and improve our operational and other systems and to hire, train and manage our employees.

     In addition, we must continue to invest in customer support resources as the number of database collaborators and their requests for support increase. Our database collaborators typically have worldwide operations and may require support at multiple U.S. and foreign sites. To provide this support, we may need to open offices in additional locations, which could result in additional burdens on our systems and resources.

WE DEPEND ON KEY EMPLOYEES IN A COMPETITIVE MARKET FOR SKILLED PERSONNEL, AND THE LOSS OF THE SERVICES OF ANY OF OUR KEY EMPLOYEES WOULD AFFECT OUR ABILITY TO ACHIEVE OUR OBJECTIVES

     We are highly dependent on the principal members of our management, operations and scientific staff. Our product development, operations and marketing efforts would be delayed or curtailed if we lose the services of any of these people.

     Our future success also will depend in part on the continued service of our executive management team, key scientific, software, bioinformatics and management personnel and our ability to identify, hire, train and retain additional personnel, including customer service, marketing and sales staff. We experience intense competition for qualified personnel. If we are unable to continue to attract, train and retain these personnel, we may be unable to expand our business.

WE RELY ON A SMALL NUMBER OF SUPPLIERS OF PRODUCTS WE NEED FOR OUR BUSINESS, AND IF WE ARE UNABLE TO OBTAIN SUFFICIENT SUPPLIES, WE WILL BE UNABLE TO COMPETE EFFECTIVELY

     Currently, we use gene sequencing machines supplied by Molecular Dynamics, a subsidiary of Amersham Pharmacia Biotech, Ltd., and chemicals used in the sequencing process, called reagents, supplied by Sigma-Aldrich, Inc. in our gene sequencing operations. If we are not able to obtain additional machines or an adequate supply of reagents or other materials at commercially reasonable rates, our ability to identify genes or genetic variations would be slower and more expensive.

IF THE INFORMATION WE OBTAIN FROM THIRD-PARTY DATA SOURCES IS CORRUPT OR VIOLATES THE LAW, OUR REVENUES AND OPERATING RESULTS COULD DECLINE

     We rely on and include in our databases scientific and other data supplied by others, including publicly available information from sources such as the Human Genome Project. This data could contain errors or other defects, which could corrupt our databases. In addition, we cannot guarantee that our data sources acquired this information in compliance with legal requirements. If this data caused database corruption or violated legal requirements, we would be unable to sell subscriptions to our databases. These lost sales would harm our revenue and operating results.

SECURITY RISKS IN ELECTRONIC COMMERCE OR UNFAVORABLE INTERNET REGULATIONS MAY DETER FUTURE USE OF OUR PRODUCTS AND SERVICES, WHICH COULD RESULT IN A LOSS OF REVENUES

     We offer several products through our website on the Internet and may offer additional products in the future. Our ability to provide secure transmissions of confidential information over the Internet may limit online use of our products and services by our database collaborators as we may be limited by our inability to provide secure transmissions of confidential information over the Internet. Advances in computer capabilities and new discoveries in the field of cryptography may comprise the security measures we use to protect our website, access to our databases, and transmissions to and from our website. If our security measures are breached, our proprietary information or confidential information about our collaborators could be misappropriated. Also, a security breach could result in interruptions in our operations. The security measures we adopt may not be sufficient to prevent breaches, and we may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches. Further, if the security of our website, or the website of another company, is breached, our collaborators may no longer use the Internet when the transmission of confidential information is involved. For example, recent attacks by computer hackers on major e-commerce websites and other Internet service providers have heightened concerns regarding the security and reliability of the Internet.

     Because of the growth in electronic commerce, the United States Congress has held hearings on whether to further regulate providers of services and transactions in the electronic commerce market. The federal government could enact laws, rules and regulations that would affect our business and operations. Individual states could also enact laws regulating the use of the Internet. If enacted, these federal and state laws, rules and regulations could require us to change our online business and operations, which could limit our growth and our development of our online products.

OUR  CUSTOMERS  MAY  NOT  CONSIDER  THE  INTERNET  AS  AN  ACCEPTABLE METHOD FOR
ACCESSING  OUR  PRODUCTS  AND  SERVICES

     We have expended a significant amount of time and money to made our products available through the internet. In 2000, we introduced our on-line product LifeSeq Gene-by-Gene and make LifeSeq Gold and LifeExpress available on-line. If only a few of our customers choose to use the internet as a method for accessing our products and services, we may have to incur a charge against earnings to write-off internet related assets.

BECAUSE OUR ACTIVITIES INVOLVE THE USE OF HAZARDOUS MATERIALS, WE MAY BE SUBJECT TO COSTLY ENVIRONMENTAL LIABILITY THAT COULD EXCEED OUR RESOURCES

     Our research and development involves the controlled use of hazardous and radioactive materials and biological waste. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with legally prescribed standards, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, we could be held liable for damages, and this liability could exceed our resources.

     We believe that we are in compliance in all material respects with applicable environmental laws and regulations and currently do not expect to make material additional capital expenditures for environmental control facilities in the near term. However, we may have to incur significant costs to comply with current or future environmental laws and regulations.

BECAUSE OUR REVENUES ARE DERIVED PRIMARILY FROM THE PHARMACEUTICAL AND BIOTECHNOLOGY INDUSTRIES, OUR REVENUES MAY FLUCTUATE SUBSTANTIALLY DUE TO REDUCTIONS AND DELAYS IN RESEARCH AND DEVELOPMENT EXPENDITURES

     We expect that our revenues in the foreseeable future will be derived primarily from products and services provided to the pharmaceutical and biotechnology industries as well as to the academic community. Accordingly, our success will depend in large part upon the success of the companies within these industries and their demand for our products and services. Our operating results may fluctuate substantially due to reductions and delays in research and development expenditures by companies in these industries or by the academic community. These reductions and delays may result from factors such as:

-     changes  in  economic  conditions;

-     consolidation  in  the  pharmaceutical  industry;

- changes in the regulatory environment, including governmental pricing controls, affecting health care and health care providers;

-     pricing  pressures;

-     market-driven  pressures on companies to consolidate and reduce costs; and

-     other  factors  affecting  research  and  development  spending.

     These  factors  are  not  within  our  control.

IF A NATURAL DISASTER OCCURS, WE MAY HAVE TO CEASE OR LIMIT OUR BUSINESS OPERATIONS

     We conduct our database, sequencing and a significant portion of our other activities at our facilities in Palo Alto, California, and conduct our microarray-related activities at our facilities in Fremont, California. Both locations are in a seismically active area. Although we maintain business interruption insurance, we do not have or plan to obtain earthquake insurance. A major catastrophe, such as an earthquake or other natural disaster, could result in a prolonged interruption of our business.

WE MAY EXPERIENCE POWER BLACKOUTS AND HIGHER ELECTRICITY PRICES AS A RESULT OF CALIFORNIA'S CURRENT ENERGY CRISIS, WHICH COULD DISRUPT OUR OPERATIONS AND INCREASE OUR EXPENSES

     California is in the midst of an energy crisis that could disrupt our operations and increase our expenses. We rely on the major Northern California public utility, Pacific Gas & Electric Company, or PG&E, to supply electric power to our facilities in Northern California. Due to problems associated with the de-regulation of the power industry in California and shortages in wholesale electricity supplies, customers of PG&E have been faced with increased electricity prices, power shortages and, in some cases, rolling blackouts. If blackouts interrupt our power supply, we may be temporarily unable to continue operations at our facilities. Any such interruption in our ability to continue operations at our facilities could delay our ability to develop or provide our products and services, which could damage our reputation and result in lost revenue, either of which could substantially harm our business and results of operations.

WE HAVE A LARGE AMOUNT OF DEBT AND OUR DEBT SERVICE OBLIGATIONS MAY PREVENT US FROM TAKING ACTIONS THAT WE WOULD OTHERWISE CONSIDER TO BE IN OUR BEST INTERESTS

     As  of  December  31,  2000,  we  had

-     total  consolidated  debt  of  approximately  $187.8  million,

-     stockholders'  equity  of  approximately  $622.7  million,  and

- a deficiency of earnings available to cover fixed charges of $28.5 million for the nine months ended December 31, 2000.

     A variety of uncertainties and contingencies will affect our future performance, many of which are beyond our control. We may not generate sufficient cash flow in the future to enable us to meet our anticipated fixed charges, including our debt service requirements with respect to the our convertible subordinated notes due 2007 that we sold in February 2000. $185 million of those notes were outstanding as of December 31, 2000. The following table shows, as of December 31, 2000, the aggregate amount of our interest

         Year  Aggregate Principal  Aggregate Interest
         ----  -------------------  ------------------

         2001                   --          10,175,000
         2002                   --          10,175,000
         2003                   --          10,175,000
         2004                   --          10,175,000
         2005                   --          10,175,000

payments  due  in  each  of  the  next  five  years  listed:


     Our substantial leverage could have significant negative consequences for our future operations, including:

- increasing our vulnerability to general adverse economic and industry conditions;

-     limiting  our  ability  to  obtain  additional  financing;

- requiring the dedication of a substantial portion of our expected cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including working capital and capital expenditures;

- limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; or

- placing us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2001

                                   INCYTE  GENOMICS,  INC.


                                   By     /s/ John M. Vuko
                                          -------------------
                                   Name:  John M. Vuko
                                   Title: Executive Vice President and
                                          Chief Financial Officer